                                                                  EXHIBIT 10.94


                    RESPIRATORY THERAPY EQUIPMENT AGREEMENT

                                 BY AND BETWEEN

                     AMERICAN PHARMACEUTICAL SERVICES, INC.

                                      AND


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


                    RESPIRATORY THERAPY EQUIPMENT AGREEMENT

         This Respiratory Therapy Equipment Agreement ("Agreement") is made and entered into as of the first day of January 2001, by and between American Pharmaceutical Services, Inc., a Delaware corporation ("APS"), and _____________________, a __________ corporation doing business as
_____________________________________, located at
______________________________________________ ("Facility").

                                    RECITALS

         WHEREAS, the Facility is engaged in the operation of a nursing facility;

         WHEREAS, APS is in the business of selling and supplying equipment and supplies related to the administration of respiratory therapy ("Respiratory Therapy Equipment and Supplies") to residents of nursing, assisted living and other long-term care facilities; and

         WHEREAS, the parties hereto desire to enter into this Agreement with respect to the provision of the equipment and supplies related to the administration of respiratory therapy identified on Exhibit A hereto (the "Respiratory Therapy Equipment and Supplies") and as set forth herein by APS to the Facility and to the residents of the Facility ("Residents");

         NOW, THEREFORE, for and in consideration of the foregoing recitals and of the mutual promises contained in this Agreement the parties hereto hereby agree as follows:

                                   ARTICLE I
                     REPRESENTATIONS AND WARRANTIES OF APS

1.1 Necessary Licenses and Qualifications. APS represents and warrants that it has and shall maintain for the term hereof all necessary qualifications, certificates, approvals, permits and licenses required pursuant to applicable federal, state and local laws and regulations to provide the Respiratory Therapy Equipment and Supplies under this Agreement.

1.2 Authority. APS represents and warrants that it has all necessary power and authority to execute, deliver and perform this Agreement.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF FACILITY

2.1 Necessary Licenses and Qualifications. Facility represents and warrants that it has and shall maintain for the term hereof all necessary qualifications, certificates, approvals, permits and licenses required pursuant to applicable federal, state and local laws and regulations to operate the Facility.

2.2 Authority. Facility represents and warrants that it has all necessary power and authority to execute, deliver and perform this Agreement with respect to the Facility.


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


2.3 Professional Management Responsibility. Facility hereby represents and warrants that it retains professional management responsibility over all services furnished hereunder, and retains all management and administrative rights and responsibilities normally assumed by the operator of a nursing facility.

                                  ARTICLE III
                                  APS SERVICES

         APS shall provide the Respiratory Therapy Equipment and Supplies set forth in this Article III to the Facility in compliance with the standards set forth herein and as may be otherwise required by applicable law.

3.1 Respiratory Therapy Equipment and Supplies. APS shall provide Respiratory Therapy Equipment and Supplies to Residents of Facility in accordance with the order or prescription of each Resident's attending physician. Additionally, APS shall provide Respiratory Therapy Equipment and Supplies to the Facility described below:

         (a) APS shall provide the Facility with an adequate supply of cylinder oxygen to assure a safe supply for all the Residents using oxygen.

         (b) APS shall have support available for the Facility utilizing Respiratory Therapy Equipment and Supplies provided by APS. Such support shall include providing information and instruction regarding the equipment provided to the Residents receiving respiratory care.

3.2      APS General Service Requirements.

         (a) APS agrees to provide all Respiratory Therapy Equipment and Supplies pursuant to the terms of this Agreement Monday through Friday during normal business hours and shall provide on-call services twenty-four (24) hours per day, seven (7) days per week throughout the calendar year.

         (b) APS shall institute purchase order, invoice and product shipment procedures to facilitate efficient and timely ordering and delivery of Respiratory Therapy Equipment and Supplies for use in connection with Residents. APS shall arrange for the delivery of Respiratory Therapy Equipment and Supplies at such time or times as are appropriate to facilitate their use in the treatment of Residents for whom the Respiratory Therapy Equipment and Supplies are ordered.

         (c) APS shall provide to the Facility all forms APS deems necessary for the proper execution of the Respiratory Therapy Equipment and Supplies delivery system. Such forms include, but shall not be limited to, order and re-order forms, delivery receipt forms and communication orders.

         (d) As permitted by applicable law, APS shall, from time to time, make available to the Facility certain materials and equipment necessary or appropriate for the ordering and provision of the Respiratory Therapy Equipment and Supplies


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


                  provided hereunder. The materials and equipment so provided may include, without limitation and as mutually agreed by the parties hereto, telecommunications equipment, reference books, films, slides, manuals and audio-visual equipment and training aids. It is understood and agreed to by Facility that all such items of material and equipment shall at all times remain the property of APS and upon demand by APS shall be returned to APS in their original condition subject to normal wear and tear. Facility shall cause all such items to be used solely in connection with the ordering or provision of Respiratory Therapy Equipment and Supplies hereunder.

                                   ARTICLE IV
                 FACILITY OBLIGATIONS WITH RESPECT TO SERVICES

         In connection with the ordering and receipt of the Respiratory Therapy Equipment and Supplies set forth in Article III, the Facility agrees that:

4.1 Resident Status. The Facility will notify APS as to the status of each Resident regarding source of reimbursement for Respiratory Therapy Equipment and Supplies and shall promptly notify APS as to changes of reimbursement. Notification shall include the provision to APS of copies of Medicare, Medicaid and insurance coverage cards.

4.2 Physician Orders. The Facility shall promptly notify APS regarding the physician order for Respiratory Therapy Equipment and Supplies, including any physician change orders.

4.3 Use of Material and Equipment Provided by APS. The Facility shall be liable for, and shall indemnify and defend APS from and against, any and all damages, costs, liabilities, expenses and losses, including, without limitation, the cost of repairs or replacement, whatsoever sustained or incurred as a result of casualty to or loss of, or the misuse or otherwise improper use of, any and all material and equipment provided by APS for the use of Facility in connection with the provision of Respiratory Therapy Equipment and Supplies pursuant to the terms hereof.

                                   ARTICLE V
                              BILLING AND PAYMENT

5.1      Billing and Payment for Respiratory Services and Supplies.

         (a) The payment rates applicable to the Respiratory Therapy Equipment and Supplies provided hereunder shall be as set forth in Exhibit A attached hereto.

         (b) Except as provided to the contrary in Section 5.1(c) below, APS shall bill Residents and third party payors with respect to Residents, as appropriate, for all Respiratory Therapy Equipment and Supplies provided by APS to Residents under this Agreement. Other than as expressly provided for herein to the contrary, Facility shall have no obligation to pay APS or liability to APS in connection therewith with respect to any and all amounts that may be billed by APS directly to third party payors or Residents pursuant to applicable law.


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


         (c) APS shall bill Facility, and Facility shall be liable for payment, with respect to all Respiratory Therapy Equipment and Supplies provided to Residents:

                  (1) for whom coverage is provided under Medicare Part A at the time the Respiratory Therapy Equipment and Supplies are provided hereunder;

                  (2) for whom coverage is provided under Medicare Part B consolidated billing requirements in effect at the time the Respiratory Therapy Equipment and Supplies are provided hereunder;

                  (3) for whom coverage is provided under Medicaid payment to Facility covering the Respiratory Therapy Equipment and Supplies provided hereunder, or where applicable federal or state law precludes direct billing by APS of the Medicaid agency or the Resident;

                  (4) for whom payment is made by a third party payor to Facility pursuant to the terms of a contract governing payment for the Respiratory Therapy Equipment and Supplies provided hereunder.

5.2      Reimbursement Denial.

         (a) In the event APS claims and receives payment from Facility for Respiratory Therapy Equipment and Supplies which are later disallowed or recouped by Medicare, Medicaid or other third party reimbursement source, APS will repay Facility for such disallowed or recouped amounts. At its option, subject to the provisions of Section 5.2(b) below, Facility may either offset the amounts disallowed or recouped from any payment due to APS or may require APS to immediately repay Facility for the amount disallowed or recouped.

         (b) In the event of a denial or disallowance received by the Facility, the Facility will be responsible for notifying APS within seven (7) business days and shall communicate the exact nature of the denial or request for medical necessity information.

         (c) APS shall furnish to Facility all information necessary to support and substantiate the claim for payment.

         (d) Facility shall have sole discretion as to any election to appeal, settle or compromise the amount that is disallowed or recouped by Medicare, Medicaid or other third party reimbursement source.

5.3 Monthly Billing and Payment. APS shall bill Facility on a monthly basis by the fifth (5th) working day of each month for Facility charges incurred during the past month. Facility shall pay APS within thirty (30) days of receipt of an invoice from APS. All


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


         amounts past due by more than thirty (30) days shall bear interest at the rate of one and one-half percent (1.5%) per month, or the maximum monthly rate of interest permitted by applicable law, whichever is less.

                                   ARTICLE VI
                              TERM AND TERMINATION

6.1 Term. The initial term of this Agreement shall commence on the date first written above and shall continue for a period of one (1) year. Thereafter, this Agreement shall automatically renew for successive one (1) year terms, and during any such renewal term either party shall have the right to terminate this Agreement without cause by providing to the other party not less than thirty (30) days prior written notice of termination.

6.2      Termination.

         (a) This Agreement shall automatically terminate with respect to the Facility upon the revocation or cancellation of the Facility's license or certification.

         (b) Upon the suspension of the Facility's license or certification, APS shall have the right to terminate this Agreement immediately upon written notice to Facility.

         (c) If either party should materially fail to fulfill its obligations or conditions set forth herein and such default shall not be cured within thirty (30) days after written notice from the other party specifying the nature of default, the aggrieved party shall have the right to terminate this Agreement by giving written notice of termination to the defaulting party, and this Agreement shall terminate on the thirtieth (30th) day after such notice is given. Either party shall have the right to cure any such default up to, but not after, the giving of such notice of termination.

         (d)      This Agreement may be terminated pursuant to the terms of
                  Section 8.10(b).

                                  ARTICLE VII
                                    RECORDS

7.1 Patient Records. APS shall maintain accurate patient records, adequate to meet the needs of various sources of payment for patient services (payors) from which the Facility may submit bills and expect payments. Records shall be maintained of the Respiratory Therapy Equipment and Supplies supplied to each Resident, in accordance with the directions for the Resident's attending physician and the Facility. Notwithstanding the foregoing, the production of medical records shall remain the responsibility of the Facility.

7.2 Government Access to Records. APS and its subcontractors shall make available, upon written request from the Secretary of the U.S. Department of Health and Human Services, or the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, this Agreement, and the books, documents and records of APS that are necessary to verify the extent of costs incurred by Facility with


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


         respect to providing services under this Agreement for four (4) years thereafter the provision of such services.

7.3      APS Access to Records.

         (a) The Facility shall give APS reasonable access to all resident records, facilities and supplies necessary for the performance of its duties herein.

         (b) In the event of any dispute arising from any claim or bill submitted by APS, Facility shall give APS access to all reasonable and necessary documents and records to investigate the accuracy of the claim. Such access shall be during normal business hours following reasonable advance notice from APS.

                                  ARTICLE VIII
                                 MISCELLANEOUS

8.1 Freedom of Choice. Each Resident shall have the express right to purchase and obtain Respiratory Therapy Equipment and Supplies from the vendor or supplier of his or her choice, from time-to-time and at any time during the term hereof; provide, however that the Facility shall whenever possible use APS as its primary vendor, in all cases where an individual resident does not make a request for the services of another vendor.

8.2 Independent Contractors. In the performance by each party hereto of their respective obligations hereunder, the parties shall at all times hereunder be deemed to be independent contractors, and not the agent of the other. Except to the extent expressly provided for herein to the contrary, neither party shall have the right or power to bind the other.

8.3      Insurance.

         (a) APS shall maintain, during the term of this Agreement, liability insurance coverage for its acts and omissions in amounts of no less than one million dollars per claim and three million dollars annual aggregate. Prior to the commencement of this Agreement, APS shall provide to Facility a certificate of insurance indicating that such coverage is in effect and providing that Facility will be notified at least thirty (30) days prior to any modification, cancellation, reduction or non-renewal of such coverage. Any substantial change in coverage that might adversely affect or actually materially adversely affects Facility shall be a breach of this Agreement.

         (b) Facility shall maintain, during the term of this Agreement, liability insurance coverage for its acts and omissions in amounts of no less than one million dollars per claim and three million dollars annual aggregate. Prior to the commencement of this Agreement, Facility shall provide to APS a certificate of insurance indicating that such coverage is in effect and providing that APS will be notified at least thirty (30) days prior to any modification, cancellation, reduction or non-renewal of such coverage. Any substantial change in coverage that might


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


                  adversely affect or actually materially adversely affects APS shall be a breach of this Agreement.

8.4      Indemnification.

         (a) Facility shall defend, indemnify, protect and hold harmless APS and its affiliates, and the officers, directors, employees and agents of each of them, from and against any and all liability, obligation, damage, loss, cost, claim, judgment, settlement, expense or demand whatsoever, of any kind or nature, including reasonable attorneys fees and defense costs in connection therewith, arising directly or indirectly from actions taken or omissions made by Facility in its performance under this Agreement.

         (b) APS shall defend, indemnify, protect and hold harmless Facility and its affiliates, and the officers, directors, employees and agents of each of them, from and against any and all liability, obligation, damage, loss, cost, claim, judgment, settlement, expense or demand whatsoever, of any kind or nature, including reasonable attorneys fees and defense costs in connection therewith, arising directly or indirectly from actions taken or omissions made by APS or its affiliates in its performance under this Agreement.

8.5 Governing Law. Disputes arising under this Agreement shall be governed according to the internal laws of the State of ____________, without regard to the conflicts of laws provisions thereof.

8.6 Compliance with Applicable Law. In all aspects relative to the performance of their respective obligations under this Agreement, both parties shall conduct their respective businesses in accordance with applicable law.

8.7 Successors and Assigns. This Agreement shall be binding upon either party's purchasers, transferees, successors and assigns, whether by operation of law or otherwise, including but not limited to the sale of the stock, assets or any other ownership interest of a party hereto to another, or the merger or consolidation of a party hereto into another, or any transaction by which a party to this Agreement transfers its business to another as to which the duties and obligations provided for under this Agreement by either or both parties hereto arise.

8.8 Waiver of Breach. The waiver of any breach of this Agreement by either party shall not constitute a continuing waiver or a waiver of any subsequent breach of either the same or any other provision of this Agreement.

8.9 Notices. Any notice or other communication made or contemplated to be made under this Agreement shall be in writing and shall be deemed to have been received by the party to whom it is addressed on the date of delivery, if delivered by hand, or three (3) business days after it is deposited in the United States Mail, postage prepaid, return receipt requested, or the next business day after it is transmitted by Federal Express or similar overnight delivery services, addressed, in the case of APS to:


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


                                    American Pharmaceutical Services, Inc.
                                    1771 W. Diehl Road, Ste. 210
                                    Naperville, Illinois 60563
                                    Attn:   President

                                    with a copy to:

                                    American Pharmaceutical Services, Inc.
                                    1771 W. Diehl Road, Ste. 210
                                    Naperville, Illinois 60563
                                    Attn:   General Counsel

                                    and in the case of Facility to:

                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------
                                    Attn:  Administrator

         Either party may change its address for notices given hereunder by giving fifteen (15) days prior written notice in accordance with this
         Section 8.9.

8.10     Entire Agreement; Amendments.

         (a) This Agreement, together with all Exhibits hereto, which are incorporated herein and made a part hereof by this reference, constitutes the entire Agreement between the parties hereto and supersedes and cancels any other prior agreements or understandings whether written, oral or implied. This Agreement may not be amended except by an instrument in writing signed by both the parties hereto.

         (b) In the event of any material change in statutes, regulations, or enforceable governmental policies applicable to either party's obligations arising under this Agreement, or in the event of the severance of any provision hereof pursuant to
                  Section 8.11, and either party is materially and adversely affected thereby so as to materially diminish the benefits of this Agreement reasonably intended by such affected party, such affected party may provide notice of such material adverse effect to the other, and request that this Agreement be amended to resolve such material adverse effect. The parties shall then be obligated to engage in good faith negotiations in an attempt to agree upon an acceptable amendment to this Agreement for the purpose of resolving the material adverse effect. If the parties fail to agree to amend this Agreement within thirty (30) days after receipt of notice of material adverse effect, the affected party may terminate this Agreement at any time thereafter, upon notice given to the other party.

8.11 Severability. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof.


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


8.12 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction of this Agreement.

8.13 Nondiscrimination. APS shall provide all Respiratory Therapy Equipment and Supplies and otherwise perform all of its duties and responsibilities hereunder without unlawful discrimination on the basis of race, color, religion, national origin, sex ancestry, disability or any other basis protected by law.


                            [SIGNATURE PAGE FOLLOWS]
                                     * * *


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


         IN WITNESS WHEREOF, the parties have executed this Agreement in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute this Agreement, effective as of the date first written above.


AMERICAN PHARMACEUTICAL SERVICES, INC.

By:
   ------------------------------------
             Chris J. Mollet

Its:     Vice President

Date:    February ___, 2001


FACILITY

By:
   ------------------------------------
            Stefano M. Miele

Its:     Vice President

Date:    February ___, 2001

                                   EXHIBIT A

           RESPIRATORY THERAPY EQUIPMENT, SUPPLIES AND PAYMENT RATES

                             Respiratory Equipment


Air Compression (50 psi)            $2.50 / day ($75.00 per month cap)

BiPAP                               $20.00 / day ($400.00 per month cap)

Concentrator                        $4.00 / day ($90.00 per month cap)

CPAP                                $7.00 / day ($175.00 per month cap)

IPPB                                $3.00 / day

Oxygen Analyzer                     $60.00 / month

Pulse Oximeter                      $75.00 / month

Suction Machine                     $1.20 / day

Treatment Nebulizer                 $1.00 / day


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


                            GASEOUS OXYGEN PRODUCTS

                                 Gaseous Oxygen


"D" Cylinder Contents                        $8.00 / each
"E" Cylinder Contents                        $10.00 / each
"M" Cylinder Contents                        $12.00 / each
"H" Cylinder Contents                        $14.00 / each

                            Gaseous Equipment Rental


"D" Cylinder Demmurge                        $3.00 / each
"E" Cylinder Regulator                       $12.00 / month
"E" Cylinder Cart                            $11.00 / month
"E" Cylinder Demmurge                        $3.00 /each
"E" Cylinder Rack (6)                        $15.00 / month
"E" Cylinder Rack (12)                       $20.00 / month
"M" Cylinder Demmurge                        $5.50 / each
"H" Cylinder Regulator                       $12.00 / month
"H" Cylinder Dolly                           $20.00 / month
"H" Cylinder Demmurge                        $5.50 / each


Oxygen Delivery Fee

An emergency delivery charge per delivery based upon documented charges from third party contractors may be passed on to the Facility.

Additional

APS will provide medical gas obtained by an oxygen vendor that is in compliance with the FDA procedures. APS will obtain medical gas that is prepared in accordance with purity standards of the United States Pharmacopoeia (USP).


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


                             LIQUID OXYGEN PRODUCTS

                             LIQUID OXYGEN CONTENTS


Stationary Unit - Liquid Contents                            $0.95 / lb
VGL Contents - Used for Stationary Refills                   $100.00 / VGL Unit
VGL Contents - Used for Piped in Oxygen                      $100.00 / VGL Unit

                               RESERVOIRS RENTAL


Liquid Stationary Unit                                       $35.00 / month
Liquid Portable Unit                                         $25.00 / month
VGL Reservoir - Used for Stationary Refills                  $45.00 / month
VGL Reservoir - Used for Piped in Oxygen                     $45.00 month

                               LIQUID BULK SYSTEM


Bulk Cryogenic Vessel                                        see below
Liquid Bulk Content                                          see below

APS will assist the Facility with requirements justifying the installation of a bulk cryogenic vessel on-site. The Facility will assume the responsibility for the installation of an exterior "Bulk Liquid Cryogenic Vessel" if the Facility so desires this type of oxygen delivery. APS will assist the Facility to acquire expert advice for the layout and cost of such unit. The Facility will be responsible for securing an adequate area to accommodate the unit/units and manifold. The Facility will retain the responsibility for acquisition of a cement base and the installation of appropriate fencing to secure the liquid equipment and its contents. The cost of the bulk cryogenic vessel and bulk liquid oxygen contents will be determined at that time. APS will arrange for the transfilling of bulk liquid oxygen contents by using an oxygen vendor that maintains standards in accordance with DOT regulations, maintains astringent guidelines established by the Compressed Gas Association (CGA), and the FDA.

Oxygen Delivery Fee

An emergency delivery charge per delivery based upon documented charges from third party contractors may be passed on to the Facility.

Additional

APS will provide cryogenic oxygen obtained by an oxygen vendor that is in compliance with the FDA procedures. APS will obtain cryogenic oxygen that is prepared in accordance with purity standards of the United States Pharmacopoeia
(USP). After receiving oxygen from the oxygen vendor, any Facility that transfills cryogenic oxygen from a Liquid Oxygen System, to a Cryogenic Home Vessel (CHV), a liquid stationary unit, will assume all responsibility for maintaining FDA requirements, regulations, and documentation. APS does not assume responsibility for any Facility transfilling liquid oxygen.

                            PREVENTATIVE MAINTENANCE

                       PREVENTATIVE MAINTENANCE ACTIVITY


Preventative Maintenance on all APS-owned equipment                     Included in monthly rental fee

Preventative Maintenance on Facility-owned equipment in                 $10.00/modality/month plus APS'
buildings where the Facility is not utilizing a                         cost plus 25% on parts and filters
portion of APS' Respiratory Program (Facility
monthly invoice greater than $500.00)

Preventative Maintenance on Facility-owned equipment in                 $20.00/modality/month plus APS' cost
buildings where the Facility is not utilizing                           plus 25% on parts and filters
APS' Respiratory Program (Facility monthly invoice
less than $500.00)

Monthly Preventative Maintenance reports on all APS-owned               Included in monthly
rental fee equipment (sorted by region and Facility)

Monthly Preventative Maintenance reports on all                         $10.00 per month
Facility-owned equipment (sorted by region and Facility)

Maintenance/Repair

- APS personnel will provide preventative maintenance on Facility-owned items as requested.

- APS will maintain documentation for preventative maintenance performed as requested.

- Costs to repair Facility-owned equipment will include parts, accessories, and labor. These are additional charges to the Facility.

-        Repair costs will appear on the Facility invoice.

                                 MISCELLANEOUS

Reimbursement Denials

- Subject to the provisions of Section 5.2 of this Agreement but notwithstanding the provisions of Section 5.2(d) of this Agreement, APS may request and Facility shall permit APS to further appeal a disallowance or recoupment under the circumstances described in
         Section 5.2.


                                      15